Exhibit 99.1

For Information
James R. Edwards
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES DETERMINATION OF CONTINGENT INTEREST AMOUNTS FOR 3.50% SENIOR CONVERTIBLE NOTES DUE 2027

DENVER, CO - March 30, 2012 - SM Energy Company (NYSE:SM) today announces its determination that contingent interest will be payable on its outstanding 3.50% Senior Convertible Notes due 2027 (the "Notes") during the contingent interest period from April 1, 2012, to September 30, 2012, equal to $1.6996 per $1,000 principal amount of the Notes.
This press release is for information only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities of SM Energy Company.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.